Exhibit 99.3 – Unaudited Interim Financial Statements

BAY HARBOR MARKETING, LLC
UNAUDITED BALANCE SHEETS
____________

	September 30,	December 31,
ASSETS	2008	2007

Current assets:
Cash and cash equivalents	$5,877	$48,322
Deposits	5,000	5,000

Total current assets	10,877	53,322

Intangible assets,net	322,679	-
Goodwill	1,548,562	-

Total assets	$1,882,118	$53,322

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Accounts Payable	$41,585	$-
Notes payable	220,642	209,706
Line of credit	44,377	-
Member payable	-	-
Accrued liabilities	63,659	46,123
Deferred revenue	6,702	6,702

Total current liabilities	376,965	262,531

Notes payable, less current portion	127,295	136,774

Total liabilities	504,260	399,305

Commitments (Note 7)

Members' equity (deficit)	1,377,858	(345,983)

Total liabilities and members’ equity (deficit)	$1,882,118	$53,322

BAY HARBOR MARKETING, LLC
UNAUDITED INTERIM STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' EQUITY (DEFICIT)
for the nine months ended Secember 30, 2008 and 2007
____________

	2008	2007

Net revenues	$341,714	$333,264

Cost of revenues	(203,241)	(112,138)

Gross profit	138,473	221,126

Operating expenses:
Professional fees	231,191	306,927
Rent and occupancy	35,068	30,841
Office expense	21,738	17,572
Advertising	13,963	5,201
Amortization of intangible assets	7,321	-
Miscellaneous	9,005	110

Total operating expenses	318,286	360,651

Loss from operations	(179,813)	(139,525)

Interest income (expense), net	(24,908)	(11,846)

Net loss	(204,721)	(151,371)

Members' equity (deficit), beginning of year	(345,983)	(77,691)

Cash contributions	100,000	-
Contributions of shares in acquiror	1,676,187	-
Other contributions	152,375	-

Members' equity (deficit), end of year	$1,377,858	$(229,062)

BAY HARBOR MARKETING, LLC
UNAUDITED INTERIM STATEMENTS OF CASH FLOWS
for the nine months ended September 30, 2008 and 2007
____________

	2008	2007
Cash flows from operating activities:
Net loss	$(204,721)	(151,371)
Adjustments to reconcile net loss to net cash used in
operating activities:
Amortization of discount on notes payable	1,457	638
Amortization of intangible assets	7,321	12,375
Changes in current assets and liabilities:
Other current assets	-	(22,375)
Accrued liabilities	17,536	(1,366)
Accounts payable	41,585	-
Net cash flows used in operating activities	(136,822)	(162,099)

Cash flows from financing activities:
Proceeds from issuance of note payable	-	250,000
Proceeds from line of credit	44,377	-
Proceeds from sale of assets	50,000	-
Payment of member payable	-	(66,160)
Net cash flows provided by financing activities	94,377	183,840

Net increase (decrease) in cash and cash equivalents	(42,445)	21,741

Cash and cash equivalents, beginning of year	48,322	2,966

Cash and cash equivalents, end of year	$5,877	$24,707

Supplemental disclosures of cash information:
Interest paid	$23,451	11,209

Supplemental non-cash investing and financing activities:
Discount on notes payable	$(2,063)	(5,008)

Bay Harbor Marketing, LLC

Notes to Financial Statements

Organization and Summary of Significant Accounting Policies

Business

Bay Harbor Marketing, LLC (formerly known as Local Lead, LLC) (the “Company”) was formed as a limited liability company in California in 2004.  The primary business is the generation of leads for financial advisors and insurance agents using search engine and internet marketing.  The Company built a proprietary software platform to manage all aspects of the lead process, including client management, lead fulfillment and billing.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses during the reporting period.  Such estimates include valuation of customer list and accrued liabilities.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments purchased with an original maturity of three months or less.

Revenue Recognition

The Company’s revenues consist of sales of the generation of leads (prospects) for financial advisors and insurance agents.  The Company recognizes revenue once collectability is established, delivery of the lead has occurred, all performance obligations have been satisfied, and no refund obligations exist.

Advertising Costs

The Company expenses marketing costs as incurred.  Advertising expenses were $13,963 and $5,201 in the nine months ended September 30, 2008 and 2007, respectively.

Shipping and Handling Costs

The Company’s shipping and handling costs are included in cost of sales for all periods presented.

Income Taxes

The Company is an LLC and therefore all profits are allocated directly to the owners of the LLC and there are no income taxes attributable to the LLC.

2.	Deposits

Deposits consist of amounts due the Company from the current and previous lessor of office space for the rental security deposits the Company paid.  As of September 30, 2008 and December 31, 2007, the balance of deposits was $5,000 and $5,000, respectively.

3.	Intangible Assets

On August 29, 2008, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which the Company sold substantially all of its assets to Adex Media, Inc. (“Adex”)

Adex is an integrated Internet marketing and lead generation publisher with a focus on offering advertising customers a multi-channel Internet advertising network solutions for direct advertisers and agencies.

The sales price for the assets consisted of the following: (i) Fifty Thousand Dollars ($50,000) paid to the Company at the closing; (ii) fifty thousand (50,000) unregistered restricted shares of Adex common stock (the “Closing Shares”) issued to the Company on the closing date, subject to a contractual lock-up and share release agreement (the “Lock-Up Agreement”); (iii) one hundred fifty two thousand one hundred fifty one (152,151) restricted unregistered shares of Adex common stock issued to the managing member of the Company, on the closing date; (iv) one hundred forty-seven thousand two hundred seventy-three (147,273) restricted unregistered shares of Adex common stock issued to a note holder of the Company, on the closing date; and (v) an additional amount of up to one hundred fifty thousand (150,000) restricted unregistered shares of Adex common stock (the “Earn Out Shares”) issued to an escrow agent on the closing date in the name of the Company pursuant to an escrow agreement (the “Escrow Agreement”).  The  Earn Out Shares are subject to the Lock-Up Agreement and all or part of the Earn Out Shares are subject to release from escrow within a certain period of time following August 29, 2009, in accordance with an earn-out formula setting forth certain net revenue and net profit margin performance targets for the Company assets.

The aggregate sales price was $1,878,562 which included the following:

Cash paid to Company at closing	$50,000
Restricted shares of Adex common stock issued to Company	239,850
Restricted shares of Adex common stock issued to managing member of Company	729,868
Restricted shares of Adex common stock issued to creditor of Company	706,469
Finders’ fees paid by Adex on behalf of Company	47,943
Closing costs paid by Adex	104,432
Total	$1,878,562

The aggregate value of the Adex unregistered common stock issued was $1,676,187.

The following table summarizes the estimated fair values of the consideration received.

Intangible assets	$330,000
Goodwill	1,548,562
Total consideration	$1,878,562

4.	Notes Payable

The Company has notes payable carrying interest rates ranging from 10% to 18%. As of September 30, 2008, the aggregate amount of principal maturities of all long term debt during each of the succeeding periods ending September 30 is as follows:

2009	$220,642
2010	62,323
2011	13,886
2012	15,649
Thereafter	37,500
350,000
Discount on note payable	(2,063)
Total	347,937
Less current portion	220,642
Long-term debt	$127,295

5.         Line of Credit

In March of 2008, the Company entered into a three year line of credit agreement with Washington Mutual Bank (the “Line.”) Under the Line, the Company is permitted to draw amounts up to but not exceeding $50,000. Interest on the outstanding draws carries a rate of 8.99%. Amounts drawn are to be used for general working capital purposes.

6.         Accrued Liabilities

Accrued liabilities were comprised of the following at September 30, 2008 and December 31, 2007:

	September 30, 2008	December 31, 2007

Credit cards payable	$22,018	$21,817
Accrued interest on notes payable	23,908	6,572
Contractors payable	17,733	6,017
Member’s distribution payable	-	5,000
Other	-	6,717

	$63,659	$46,123

6.	Members’ Equity (deficit)

The Members of the Company all belong to the same class.  Profits and losses are allocated to the members of the Company in proportion to the Member’s percentage interest.  Total cash contributions from members amounted to $100,000 in the first nine months of 2008 and $150,000 in the twelve months ended December 31, 2007.

Members’ Equity (deficit) includes the value of the purchase consideration received on August 29, 2008 from the sale of the Company’s assets to Adex which was $1,878,562.

7.	Lease Commitments

The Company was leasing its office facilities under a noncancelable operating lease agreements that expire October 30, 2008. The Company will not renew its lease subsequent to October 30, 2008. Accordingly, as of September 30, 2008, there is a one month lease payment obligation remaining in the amount of $4,425

Lease expense charged to operations for the nine months ended September 30, 2008 and 2007 was $30,643 and $30,841, respectively.

8.         Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company sustained substantial operating losses in the nine months ended September 30, 2008 and years ended December 31, 2007, and used substantial amounts of working capital in its operations. As noted above, the Company entered into an asset purchase agreement with Adex Media, Inc. in which substantially all of the Company’s assets were acquired.  This agreement will provide adequate capital for the continuing operations of the Company and will allow it to operate as a going concern.